UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012
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AMCOL INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware State of Other Jurisdiction of Incorporation	1-14447 Commission File Number	36-0724340 I.R.S. Employer Identification Number

2870 Forbs Avenue
Hoffman Estates, IL 60192
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 851-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Change of Control Agreements

On February 23, 2012, AMCOL International Corporation (“AMCOL”), entered into Change of Control Agreements with our two new executive officers, James W. Ashley, Jr., Vice President and General Counsel, and Patrick E. Carpenter, Vice President and President of the Environmental Segment.  These agreements are effective immediately and terminate on June 11, 2014.  The agreements are similar to the agreements entered into with our other executive officers in March, 2011.

If within 120 days prior to, or twelve months following, a change of control, AMCOL terminates Mr. Ashley or Mr. Carpenter without cause or Mr. Ashley or Mr. Carpenter terminates his employment for good reason, the executive is entitled to receive a lump sum cash payment equal to two times the sum of his salary and target bonus.  If a change of control occurs, the executive will be paid a prorated portion of his performance-based annual bonus and all outstanding stock options, restricted stock and other equity compensation awards become fully vested and exercisable unless otherwise required under Internal Revenue Code section 162(m).

A change of control of AMCOL is defined as one or more of the following, subject to certain exemptions:  (1) any person (other than certain AMCOL affiliates) acquires 50.1% or more of AMCOL’s common stock; (2) the AMCOL directors serving as of the end of the prior fiscal year cease to constitute at least one-half of AMCOL’s directors; or (3) the consummation by AMCOL of a merger, reorganization, consolidation, or similar transaction, or sale or other disposition of 50.1% of the consolidated assets of AMCOL.  In addition, for Mr. Carpenter, a change of control will be deemed to have occurred if AMCOL sells a majority of the stock or assets of the Environmental segment, and Mr. Carpenter oversees the operation of such segment.

The Change of Control Agreements incorporate by reference the confidentiality and non-compete provisions of previously executed Confidentiality Agreements and Covenants Not to Compete which contain confidentiality and one year non-competition and non-solicitation covenants in favor of AMCOL.

Good reason is defined, subject to notice requirements and an opportunity for AMCOL to remedy the condition, as the occurrence of any of the following events: (1) any material reduction in executive’s duties and responsibilities; (2) any material reduction in executive’s base salary, target bonus opportunity or equity compensation; or (3) any relocation of executive without consent to a facility more than fifty miles away.  Cause is defined as the occurrence of any of the following events: (1) executive’s commission of a felony or misdemeanor that involves fraud, dishonesty or moral turpitude; (2) subject to a notice and cure provision, executive’s material breach of the Change of Control Agreement or Confidentiality Agreement and Covenant Not to Compete; (3) willful or intentional material misconduct by executive in the performance of his duties; (4) executive performs his duties in a manner that is grossly negligent; and/or (5) executive fails to cooperate in any governmental investigations or proceedings.

Executive Severance Plan

In March 2011, AMCOL’s Compensation Committee adopted the AMCOL International Corporation Executive Severance Plan, effective on June 11, 2011.  The Compensation Committee can terminate or amend the Executive Severance Plan at any time.  Any such termination shall not effect those employees previously terminated and receiving payments.  Mr. Ashley and Mr. Carpenter will participate in the Executive Severance Plan.

Pursuant to the Executive Severance Plan, if either Mr. Ashley or Mr. Carpenter is involuntarily terminated in certain circumstances, AMCOL will provide for base salary for  eighteen months (in the case of Mr. Carpenter) or twelve months (in the case of Mr. Ashley), as well as payment of the executive’s COBRA premium for such period.  No such amounts will be paid under the Executive Severance Plan if the executive is entitled to any severance benefits pursuant to a Change of Control Agreement.

The description of the Change of Control Agreements set forth is qualified by reference to the full text of such agreements attached hereto as exhibits and incorporated herein by reference.  The description of the Executive Severance Plan set forth above is qualified by reference to the full text of such plan attached as Exhibit No. 10.6 to our Form 8-K filed on March 16, 2011 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

10.1	Change of Control Agreement dated February 23, 2012 by and between AMCOL International Corporation and James W. Ashley, Jr.

10.2	Change of Control Agreement dated February 23, 2012 by and between AMCOL International Corporation and Patrick E. Carpenter

10.3	AMCOL International Corporation Executive Severance Plan (1)

(1)           Exhibit is incorporated by reference to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 16, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOL INTERNATIONAL CORPORATION
Date:	February 23, 2012	By:	/s/ Donald W. Pearson
Donald W. Pearson
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Change of Control Agreement dated February 23, 2012 by and between AMCOL International Corporation and James W. Ashley, Jr.

10.2	Change of Control Agreement dated February 23, 2012 by and between AMCOL International Corporation and Patrick E. Carpenter

10.3	AMCOL International Corporation Executive Severance Plan (1)

(1)           Exhibit is incorporated by reference to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 16, 2011.